Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-219583) and Form S-8 (Nos.  333-81825, 333-149634) of Vodafone Group Plc of our report dated 7 June 2019 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 20 F.

/s/ PricewaterhouseCoopers LLP

London, United Kingdom

7 June 2019